As filed with the Securities and Exchange Commission on December 10, 2001
                                          Registration No. 333-53069

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                           __________

                POST-EFFECTIVE AMENDMENT NO. 1 TO
                            Form S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                          ____________

                           CADIZ INC.
     (Exact name of registrant as specified in its charter)

       Delaware                                    77-0313235
     (State or jurisdiction of                  (I.R.S. Employer
incorporation or organization)                Identification No.)

                     100 Wilshire Boulevard
                           Suite 1600
               Santa Monica, California 90401-1111
                         (310) 899-4700

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                     Jennifer Hankes Painter
               Vice President and General Counsel
                     100 Wilshire Boulevard
                           Suite 1600
               Santa Monica, California 90401-1111
                         (310) 899-4700

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                        ________________

                  Copies of communications to:
                   HOWARD J. UNTERBERGER, ESQ.
                   CHRISTINA LYCOYANNIS, ESQ.
                        Miller & Holguin
              1801 Century Park East, Seventh Floor
                  Los Angeles, California 90067
                         (310) 556-1990
                        _________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

  Not applicable - Securities being withdrawn from registration

IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING
OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX:

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE
FOLLOWING BOX.    X
                -----

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. ______

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. _______

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO
RULE 434, PLEASE CHECK THE FOLLOWING BOX. ____

====================================================================

             REMOVAL OF SECURITIES FROM REGISTRATION

  We previously registered for resale, under a Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 19, 1998 (Registration No. 333-53069), the following securities offered by ING Baring (U.S.) Capital Corporation, one of the selling security holders named in the Registration Statement: (i) 75,000 warrants exercisable until April 30, 2002 at an exercise price of $5.03 per share; 75,000 warrants exercisable until April 30, 2003 at an exercise price of $11.8125 per share; 200,000 warrants exercisable until November 25, 2004 at an exercise price of $7.00 per share; 112,500 warrants exercisable until April 13, 2005 at an exercise price of $7.00 per share; and 37,500 warrants exercisable until May 11, 2005 at an exercise price of $7.00 per share (all of the warrants described in this clause (i) are hereafter referred to as the "Warrants") and (ii) the Common Stock of the Company issuable upon the exercise of the Warrants (collectively, the "Warrant Shares"). By filing this Post-Effective Amendment No. 1 to the Registration Statement, we hereby remove from registration all of the Warrants and the Warrant Shares. The Registration Statement is hereby amended, as appropriate, to reflect the removal from registration of the Warrants and the Warrant Shares.

                           SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on December 10, 2001.

                              CADIZ INC.
                              Registrant

                              By:  /s/ Keith Brackpool
                              ------------------------------
                                   Keith Brackpool
                                   Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE              TITLE                   DATE


/S/ Keith Brackpool     Chief Executive Officer      December 10, 2001
--------------------    Chairman of the Board
Keith Brackpool         and Director
                        (Principal Executive Officer)

/S/ Stanley E. Speer    Chief Financial Officer     December 10, 2001
--------------------    (Principal Financial and
Stanley E. Speer        Accounting Officer)

/S/ Dwight W. Makins        Director         	    December 10, 2001
--------------------
Dwight W. Makins


/S/ Murray H. Hutchison     Director                December 10, 2001
---------------------
Murray H. Hutchinson


/S/ Mitt Parker             Director                December 10, 2001
-------------------
Mitt Parker


/S/ Timothy J. Shaheen      Director                December 10, 2001
---------------------
Timothy J. Shaheen


/S/ Anthony L. Coelho       Director                December 10, 2001
---------------------
Anthony L. Coelho